UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

EAGLE FINANCIAL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-42512	54-1601306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street
Berryville, Virginia		22611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 955-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value per share	EFSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Offices.

On May 20, 2025, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Karthik Shyamsunder as a new director of the Company and its subsidiary bank, Bank of Clarke (the “Bank”), effective immediately. Mr. Shyamsunder, age 56, brings over three decades of experience in the technology and telecommunications sectors, with deep expertise in artificial intelligence, machine learning, and cloud computing.

Mr. Shyamsunder currently serves as Vice President and Distinguished Engineer at VeriSign Inc., where he has held various leadership roles since 2000. In this capacity, he collaborates with executive leadership and cross-functional teams to develop innovative products and services that support the growth of the .com registry business. Prior to VeriSign, he was a Principal Engineer at AT&T from 1992 to 2000.

In addition to his corporate experience, Mr. Shyamsunder has been a faculty member at Johns Hopkins University since 2000, where he coordinates the Big Data and Cloud Computing program and designs and teaches related courses.

The Company has not determined the committee(s) to which Mr. Shyamsunder will be named. Mr. Shyamsunder will be entitled to the same compensation as the other directors, including board meeting and committee fees for each meeting attended and annual stock grants, as described in the Company’s Proxy Statement filed in connection with the 2025 Annual Meeting of Shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An Annual Meeting of Shareholders of Eagle Financial Services, Inc. (the “Company”) was held on May 20, 2025, for the purpose of considering and acting upon the following matters:

1.
To elect three (3) Directors, Scott M. Hamberger, John R. Milleson and Robrt W. Smalley, Jr. each for a term of three (3) years.
2.
To ratify the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm for the year ending December 31, 2025.
3.
To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.
4.
To approve, on a non-binding advisory basis, the frequency with which the Company will hold a shareholder vote in the future to approve the compensation of the Company’s named executive officers.

The final voting results for each proposal, including the votes for and against, and any withheld, abstained, or broker non-votes, are described below.

Proposal 1 – Election of Directors

The Company’s shareholders elected all three nominees for director. For each nominee, the votes cast for and against, as well as withheld and broker non-votes, were as follows:

	For	Withheld	Broker Non-Votes
Scott M. Hamberger	3,353,600	26,407	751,862
John R. Milleson	3,137,587	242,420	751,862
Robert W. Smalley, Jr.	3,126,967	253,040	751,862

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the Audit Committee’s selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The votes cast for and against this proposal, as well as the votes abstained, were as follows:

For	Against	Abstain
4,017,330	79,294	35,246

Proposal 3 – Non-Binding Vote on Executive Compensation

The Company’s shareholders approved the advisory vote on the compensation of the Company’s executive officers named in the proxy statement for the 2025 Annual Meeting of Shareholders. The votes cast for and against this proposal, as well as votes abstained and broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Votes
3,335,230	29,152	15,625	751,862

Proposal 4 – Non-Binding Vote on Frequency of Shareholder Approval of Executive Compensation Program

The Company’s shareholders approved a three-year voting cycle on the advisory vote on the Company’s executive compensation program. The votes cast for one, two, or three years, as well as votes abstained and broker non-votes, were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,630,184	58,748	1,636,486	54,591	751,862

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
No.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Financial Services, Inc.

Date:	May 22, 2025	By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell Executive Vice President and CFO